UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On May 10, 2007, Flextronics International Ltd. (the “Company”) entered into a new $2.0 billion credit facility (the “New Credit Facility”) with Bank of America, N.A., as Administrative Agent and Swing Line Lender, Bank of America, N.A. and The Bank of Nova Scotia, as L/C Issuers, The Bank of Nova Scotia, as Syndication Agent, Bank of China (Hong Kong) Limited, BNP Paribas, Fortis Capital Corp., Keybank National Association, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corp., New York, as Co-Documentation Agents, Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers, and the other Lenders party thereto. The New Credit Facility, which replaces the Company’s existing $1.35 billion credit facility, matures on May 10, 2012.
          Borrowings under the New Credit Facility bear interest, at the Company’s option, either at (i) the base rate (the greater of the Administrative Agent’s prime rate or the federal funds rate plus 0.50%); or (ii) LIBOR (the London Interbank Offered Rate) plus the applicable margin for LIBOR loans ranging between 0.50% and 1.25%, based on the Company’s credit ratings (as determined by Standard & Poor’s Rating Services and Moody’s Investor Service). The Company is required to pay a quarterly commitment fee ranging from 0.10% to 0.20% per annum on the unutilized portion of the New Credit Facility based on the Company’s credit ratings and, if the utilized portion of the New Credit Facility exceeds 50% of the total commitments, a quarterly utilization fee of 0.125% on such utilized portion. The Company is also required to pay letter of credit usage fees ranging between 0.50% and 1.25% per annum (based on the Company’s credit ratings) on the amount of the daily average outstanding letters of credit and a fronting fee of (i) in the case of commercial letters of credit, 0.125% of the amount available to be drawn under such letters of credit, and (ii) in the case of standby letters of credit, 0.125% per annum on the daily average undrawn amount of such letters of credit.
          The New Credit Facility is unsecured, and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur certain debt, (ii) make certain investments, (iii) make certain acquisitions of other entities, (iv) incur liens, (v) dispose of assets, (vi) make non-cash distributions to shareholders, and (vii) engage in transactions with affiliates. These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that the Company maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum fixed charge coverage ratio, as defined, during the term of the New Credit Facility. Borrowings under the New Credit Facility are guaranteed by the Company and certain of its subsidiaries.
          The foregoing description of the New Credit Facility is not complete and is qualified in its entirety by reference to the full terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K.
          Some of the lenders under the New Credit Facility and/or their affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 1.02 Termination of a Material Definitive Agreement
          Concurrent with entering into the New Credit Facility, as described under Item 1.01 above, the Company terminated its $1.35 billion revolving credit facility, dated May 27, 2005 (the “Former Credit Facility”) with ABN AMRO Bank N.V., as administrative agent, ABN AMRO Incorporated, as lead arranger and sole bookrunner, The Bank of Nova Scotia, as co-lead arranger and syndication agent, Bank of America, N.A., Citicorp USA, Inc., Deutsche Bank AG, New York Branch and BNP Paribas, as co-documentation agents, Credit Suisse, Cayman Islands Branch, Merrill Lynch Capital Corporation and Skandinaviska Enskilda Banken AB, as senior managing agents, HSBC Bank USA, National Association, Barclays Bank PLC, KeyBank National Association, Royal Bank of Canada and UBS Securities LLC, as managing agents, Bank of America, N.A., as the issuer of letters of credit thereunder, and the lenders named therein. No material termination penalties were incurred by the Company in connection with the termination of the Former Credit Facility, which was due to mature on May 27, 2010.

Item 9.01 Financial Statements and Exhibits
          (c) Exhibits
                    The following exhibit is filed with this Report on Form 8-K:

Exhibit
No.	Description

10.1
Credit Agreement, dated as of May 9, 2007, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A. , as Administrative Agent and Swing Line Lender, Bank of America, N.A. and The Bank of Nova Scotia, as L/C Issuers, The Bank of Nova Scotia, as Syndication Agent, Bank of China (Hong Kong) Limited, BNP Paribas, Fortis Capital Corp., Keybank National Association, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corp., New York, as Co-Documentation Agents, Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers, and the other Lenders party thereto

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: May 15, 2007	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1
Credit Agreement, dated as of May 9, 2007, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A. , as Administrative Agent and Swing Line Lender, Bank of America, N.A. and The Bank of Nova Scotia, as L/C Issuers, The Bank of Nova Scotia, as Syndication Agent, Bank of China (Hong Kong) Limited, BNP Paribas, Fortis Capital Corp., Keybank National Association, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corp., New York, as Co-Documentation Agents, Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers, and the other Lenders party thereto